Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
April 19, 2023	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
Solo Brands, Inc. 1001 Mustang Dr. Grapevine, TX 76051	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Solo Brands, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale by certain selling securityholders (the “Selling Securityholders”) of up to 73,679,139 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), including (i) shares of Class A Common Stock that are issued and outstanding as of the date hereof (the “Former Equity Owner Shares”), and (ii) shares of Class A Common Stock issuable to certain Selling Securityholders (the “Continuing LLC Owners”) upon the exchange by such Continuing LLC Owners (“Exchange”) of an equivalent number of common units of Solo Stove Holdings, LLC (“Holdings”), a Delaware limited liability company (the “Continuing LLC Owner Shares”).

The Shares and any additional Shares of Class A Common Stock may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

April 19, 2023

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Former Equity Owner Shares have been duly authorized by all necessary corporate action of the Company, and the Securities are validly issued, fully paid and non-assessable.

2.

When an issuance of Continuing LLC Owner Shares has been duly authorized by all necessary corporate action of the Company, and such Continuing Equity Owner Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Continuing LLC Owner, and have been issued by the Company against payment therefor in an amount not less than the par value thereof in the manner contemplated by the Amended and Restated Limited Liability Company Agreement of Holdings (as the same may be amended from time to time), and by such corporate action, such Continuing LLC Owner Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP